CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A relating to GW&K Municipal Bond Fund (one of the series constituting Managers AMG Funds).

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 29, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A relating to Renaissance Large Cap Growth Fund (one of the series constituting Managers AMG Funds).

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 29, 2009